Exhibit 13


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE ISSUER, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) TO A PERSON THAT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3), (5), (6) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) AND THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER IS AN EXHIBIT TO THE INDENTURE GOVERNING THIS SECURITY AND MAY BE OBTAINED FROM THE TRUSTEE AND/OR THE TRANSFER AGENT) IS DELIVERED PRIOR TO SUCH TRANSFER BY THE TRANSFEREE TO THE ISSUER AND THE TRUSTEE AND/OR THE TRANSFER AGENT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (6) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS. THE HOLDER HEREOF AGREES THAT, PRIOR TO SUCH TRANSFER, IT WILL FURNISH TO THE ISSUER AND THE TRUSTEE AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS (OTHER THAN WITH RESPECT TO A TRANSFER PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) AND SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS AND IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF SUCH LEGEND. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3), (5), (6) OR (7) OF REGULATION D UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.


                                 TIVO INC.

                    7% Convertible Senior Notes due 2006

No. CSN-17                                                     $10,000,000.00
CUSIP No. 888706 AB 4

         TiVo Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to National broadcasting company, inc., or registered assigns, the principal sum of ten million Dollars ($10,000,000.00) on August 15, 2006 and to pay interest on said principal sum semi-annually on August 15 and February 15 of each year, commencing February 15, 2002 at the rate per annum specified in the title of this Note, accrued from August 24, 2001. The interest so payable on any August 15 or February 15 will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the August 1 or February 1 (whether or not a Business Day) next preceding such August 15 or February 15, respectively; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Note (including Liquidated Damages, if any) shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency permitted by the Indenture, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided further, however, that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $500,000, at the request of such holder in writing to the Company, interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such holder from time to time to the Trustee and paying agent (if different from the Trustee) at least two days prior to the applicable record date.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State, including, without limitation, Section 5-1401 of the New York General Obligations Law.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                              TIVO INC.


                                              By:  /s/ Michael Ramsay
                                                   ---------------------------
                                                   Name:  Michael Ramsay
                                                   Title:  President and Chief
                                                   Executive Officer

Attest:


By: /s/ David H. Courtney
    --------------------------
    Name:  David H. Courtney
    Title: Senior Vice President, Finance
           and Administration and Chief Financial Officer



TRUSTEE'S CERTIFICATE OF AUTHENTICATION



THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

Dated: August 28, 2001



By: /s/ Michael Pitfick
    --------------------------
     Authorized Signatory




                             [REVERSE OF NOTE]
                                 TIVO INC.

                    7% Convertible Senior Note Due 2006


         This Note is one of a duly authorized issue of Notes of the Company, designated as its 7% Convertible Senior Notes due 2006 (herein called the "Notes"), limited to the aggregate principal amount of $51,750,000 all issued or to be issued under and pursuant to an Indenture dated as of August 28, 2001 (herein called the "Indenture"), between the Company and The Bank of New York, (herein called the "Trustee"), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. All capitalized terms used herein without definition shall have the meaning set forth in the Indenture.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. Liquidated damages paid pursuant to Section 15.2 of the Indenture, if any, shall be paid within ten
(10) Business Days of the date from which such liquidated damages accrued pursuant to Section 15.2. Liquidated Damages on the Notes paid pursuant to
Section 3(e) of the Registration Rights Agreement, if any, shall be paid at the times and in the manner provided therein.

         The Indenture contains provisions permitting the Company and the Trustee in certain limited circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute amendments to the Indenture or supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such amendment or supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, impair, or change in any respect adverse to the holder of Notes, the obligation of the Company to repurchase any Note at the option of the holder upon the happening of a Repurchase Event, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or change the currency in which the Notes are payable, or impair or change in any respect adverse to the Noteholders the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Section 15.6 thereof, or subordinate in right of payment the Notes to any other Indebtedness, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

         It is also provided in the Indenture that the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except
(i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes when due, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provisions of the Indenture which under Article XI thereof cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note as and when the same shall become due and payable in accordance with the terms herein.

         Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         The Company may, at its option, redeem all or any part of the Notes on any date prior to maturity, upon mailing a notice of such redemption, and at a redemption price equal to $1,000 per $1,000 principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, provided, however, that, prior to August 28, 2004, the Company shall only have such right of redemption if (1) the Closing Price per share of the Company's Common Stock has exceeded 200% of the Conversion Price then in effect (not including the effect of any adjustment to the Conversion Price made pursuant to Section
15.11 of the Indenture) for at least 20 Trading Days within a period of 30 consecutive Trading Days, and (2) within 10 days following the Determination Period, the Company mails to holders the notice required pursuant to Section 3.2 (the date of such notice, the "Notice Date"), and provided, further, that, prior to the last date on which the shelf registration statement covering resales of the Notes and the Common Stock issuable upon conversion of the Notes is required to remain effective pursuant to the Registration Rights Agreement, such shelf registration statement is effective and available for use at all times during the period beginning 30 days prior to the Notice Date and ending on the earlier of the redemption date or the last date on which the Shelf Registration Statement is required to remain effective and available pursuant to the Registration Rights Agreement, and is expected to remain effective and available for use until the earlier of 30 days following the redemption date or the last date on which the Shelf Registration Statement is required to remain effective pursuant to the Registration Rights Agreement. If the Company exercises such right of redemption prior to August 28, 2002, the Company shall make an additional payment in cash to holders of the redeemed Notes with respect to the Notes called for redemption, in an amount equal to $70 per each $1,000 principal amount of the Note, less the amount of any interest actually paid on such Notes prior to the date of notice of redemption is mailed. The Company shall make this additional payment on all Notes called for redemption prior to August 28, 2002, including any Notes converted after the date the notice of redemption is mailed and before the provisional redemption date.

         If such notice of redemption has been given as provided in the Indenture, the Notes or portion of Notes called for redemption shall, unless converted into Common Stock pursuant to the terms of the Indenture, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with the Provisional Payment, if any, and interest accrued to, but excluding, the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Notes at the redemption price, together with the Provisional Payment, if any, and interest accrued to, but excluding, said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and such Notes shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.5 and 13.4 of the Indenture, to be entitled to any benefit or security under the Indenture, and the holders of such Notes shall have no right in respect of such Notes except the right to receive the redemption price and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in such notice, such Notes or the specified portions thereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price, together with the Provisional Payment, if any, and interest accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date is an interest payment date, the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.3 of the Indenture.

         The Notes are not subject to redemption through the operation of any sinking fund.

         Upon the occurrence of a "Repurchase Event," the Noteholder has the right, at such holder's option, to require the Company to repurchase all or any portion of such holder's Notes on the 40th calendar day (or, if such 40th day is not a Business Day, the next succeeding Business Day) after notice of such Repurchase Event at a price equal to 110% of the principal amount of the Notes such holder elects to require the Company to repurchase, together, in each case, with accrued interest to the date fixed for repurchase; provided that if such repurchase date is August 15 or February 15, then the interest payable on such date shall be paid to the holder of record of the Note on the next preceding August 15 or February 15, respectively. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Repurchase Event and of the repurchase right arising as a result thereof on or before the tenth (10th) calendar day after the occurrence of such Repurchase Event. If a redemption date pursuant to
Article III of the Indenture shall occur prior to any repurchase date established pursuant to a Company Notice under Section 16.2 of the Indenture, provided that the Company shall have deposited or set aside an amount of money sufficient to redeem such Notes as set forth in Section 3.2 of the Indenture on or before such repurchase date, all such Notes shall be redeemed pursuant to Article III of the Indenture and the repurchase rights under Article XVI of the Indenture shall have no effect.

         Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time following the date of original issuance of the Notes and prior to the close of business on August 15, 2006, (except that, with respect to any Note or portion of a Note that shall be called for redemption, such right shall terminate, except as otherwise provided in the Indenture, at the close of business on the Business Day next preceding the date fixed for redemption unless the Company shall default in payment due upon redemption), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $6.73 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency permitted by the Indenture, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. Copies of such notice shall also be sent via facsimile to the Company, attention General Counsel ((650) 519-5333) and Latham & Watkins, attention John Donohue ((650) 463-2600). The Company shall pay in cash, on this Note or portion thereof surrendered for conversion during the period from the close of business on any interest payment date to which interest has been fully paid through the close of business on the Business Day preceding the record date for the next such interest payment date, accrued and unpaid interest, if any, to, but excluding, the date of conversion. Any such payment of interest shall be made with ten (10) Business Days after the Conversion Date. Notwithstanding the foregoing, if this Note shall be surrendered for conversion during the period from the close of business on any record date for any interest payment date through the close of business on the Business Day next preceding such interest payment date, this Note (unless the Note or the portion thereof being converted shall have been called for redemption pursuant to a redemption notice mailed to the Noteholders in accordance with Section 3.2 of the Indenture or shall have become due prior to such interest payment date as a result of a Repurchase Event) must be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

         In addition to any adjustments to the Conversion Price required to be made pursuant to Section 15.5 of the Indenture, the Conversion Price (1) shall be adjusted on the date which is the earlier of (A) the date by which the Company is required to have had the Shelf Registration Statement declared effective by the Securities and Exchange Commission or be subject to Liquidated Damages under the Registration Rights Agreement or (B) two calendar days after the date on which the Commission declares effective the Shelf Registration Statement (the earlier of such date, the "Registration Date"), if the Current Market Price on the Registration Date is less than the Conversion Price otherwise in effect on the Registration Date, to the greater of such Current Market Price or 75% of the Benchmark Price and (2) shall be adjusted on August 23, 2002 (the "August 23, 2002 Date" and, together with the Registration Date, the "Adjustment Date"), if the Current Market Price on the August 23, 2002 Date is less than the Conversion Price otherwise in effect on the August 23, 2002 Date, to the greater of such Current Market Price or 75% of the Benchmark Price, which Benchmark Price is subject to adjustment as provided in the Indenture.

         In addition to any adjustment to the Conversion Price required to be made pursuant to Section 15.5, Section 15.6 or Section 15.11(a) of the Indenture, the Conversion Price shall be adjusted in accordance with
Section 15.11(b) of the Indenture.

         In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes not converted prior to the expiration of such conversion right by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with the Provisional Payment, if any, and interest accrued to the date fixed for redemption, of such Notes.

         Upon due presentment for registration of transfer of this Note and any other documents as may be required to be delivered by the Indenture at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at any other office or agency permitted by the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the requirements and limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof (including Liquidated Damages to the extent accrued but unpaid), or on account hereof, for the conversion hereof and for all other purposes; and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, such registered holder for the time being shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable on this Note.

         No recourse for the payment of the principal of or any premium or interest on this Note (including Liquidated Damages, if any), or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.


                               ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT -

                                                                    Custodian
                                          ------------------------
                                                 (Cust)

TEN ENT - as tenants by the entireties   -------------------------
                                              (Minor)

JT TEN  - as joint tenants with right
of survivorship and                      Uniform Gifts to Minors Act___________
not as tenants in common                                             (State)

                 Additional abbreviations may also be used
                       though not in the above list.


                        [FORM OF CONVERSION NOTICE]

To: TiVo Inc.

         The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

                                            Principal amount to be converted
                                            (if less than all):  $______,000

Dated: ________________________

                                            --------------------------------

                                            --------------------------------
                                            Signature(s)

-------------------------------
Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks,
stock brokers, savings and loan
associations and credit unions) with
membership in an approved signature
guarantee medallion program pursuant to
Securities and Exchange Commission Rule
17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

This form must be delivered to the Trustee at the Corporate Trust Office, which initially shall be 101 Barclay Street, Floor 21W, New York, N.Y. 10286, Attention: Corporate Trust Administration. Copies of this form must be sent by facsimile to TiVo Inc., attention General Counsel ((650) 519-5333) and Latham & Watkins, attention John Donohue ((650) 463-2600).




         1. COMMON STOCK AND/OR CHECK TO BE ISSUED TO:

     IF IN CERTIFICATED FORM (Common Stock or Notes:

         Social Security Number or identifying number:______________________

         Name:
               -----------------------------------------------------------

         Street Address:
                         -------------------------------------------------

         City, State and Zip Code:
                                   ---------------------------------------


     IF IN BOOK-ENTRY FORM THROUGH DTC:

         ACCOUNT NUMBER:
                         -------------------------------------------------

         ACCOUNT NAME:
                       ---------------------------------------------------



REMAINING UNCONVERTED PRINCIPAL AMOUNT OF NOTES TO BE ISSUED IN
CERTIFICATED FORM TO:

         Social Security Number or identifying number:_____________________

         Name:
               -----------------------------------------------------------

         Street Address:
                         -------------------------------------------------

         City, State and Zip Code:
                                   ---------------------------------------



                     [FORM OF OPTION TO ELECT REPAYMENT
                          UPON A REPURCHASE EVENT]

To: TiVo Inc.

         The undersigned registered owner of this Note hereby acknowledges receipt of a notice from TiVo Inc. (the "Company") as to the occurrence of a Repurchase Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with accrued interest (including Liquidated Damages, if any) to, but excluding, such date, to the registered holder hereof.

Dated: ________________________

                                            -----------------------------------

                                            -----------------------------------
                                            Signature(s)

                                            -----------------------------------
                                            Social Security or Other Taxpayer
                                            Identification Number

                                            Principal amount to be repaid (if
                                            less than all):  $______,000

                                            NOTICE: The above signatures of
                                            the holder(s) hereof must
                                            correspond with the name as
                                            written upon the face of the
                                            Note in every particular
                                            without alteration or
                                            enlargement or any change
                                            whatever.



                     [FORM OF ASSIGNMENT AND TRANSFER]


         For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________ _____________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

         In connection with any transfer of the within Note occurring within two years (or such shorter holding period required under Rule 144(k) of the Securities Act) of the original issuance of such Note (unless such
Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

         |_|      *To TiVo Inc. or a subsidiary thereof; or

         |_| *To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

         |_| *To an Individual Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

         |_| *In an offshore transaction pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

         |_| *Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such
Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

         |_|      *The transferee is an Affiliate of the Company.



Dated: ________________________


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Signature(s)


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Signature Guarantee

Signature(s) must be
guaranteed by an eligible
Guarantor Institution (banks,
stock brokers, savings and
loan associations and credit
unions) with membership in an
approved signature guarantee
medallion program pursuant to
Securities and Exchange
Commission Rule 17Ad-15 if
shares of Common Stock are to
be issued, or Notes to be
delivered, other than to and
in the name of the registered
holder.

         NOTICE: The signature on the conversion notice, the option to elect repurchase upon a Repurchase Event or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.